SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        UNITED DOMINION REALTY TRUST
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[UNITED DOMINION LOGO]




                                                                 April 16, 1998


        Fellow Shareholders:

          Please accept my personal invitation to attend the Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1997, report on recent financial results and discuss expectations for the future. The directors and senior management will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors, officers and other management of the Company.

           We rely upon all shareholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. Therefore, to save the unnecessary expense of further proxy solicitation, even if you plan to attend the Annual Meeting, please complete, date and promptly return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, as I hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Company.



                               Sincerely,


                               UNITED DOMINION REALTY TRUST, INC.


                                /s/ JOHN P. MCCAN

                               JOHN P. MCCANN
                               Chairman of the Board and President

      10 SOUTH SIXTH STREET, RICHMOND, VIRGINIA 23219-3802 / 804-780-2691

                             [UNITED DOMINION LOGO]





                                                                  April 16, 1998


                    Notice of Annual Meeting of Shareholders

                      To Be Held On Tuesday, May 12, 1998

The Annual Meeting of Shareholders (the "Annual Meeting") of United Dominion Realty Trust, Inc. (the "Company") will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 12, 1998 at 4:00 p.m., for the following purposes:

1. To elect twelve directors to serve for the ensuing year.

2. To consider and vote upon amendments of the Company's 1985 Stock Option Plan (the "Stock Option Plan") which will (i) limit the number of shares of Common Stock issuable on the exercise of options outstanding at any time to 8% of the number of shares of Common Stock issued and outstanding at that time, subject to a maximum aggregate limit of shares that may be issued upon exercise of options granted under the Stock Option Plan of 10,000,000, and (ii) allow optionees to pay the exercise price of options in installments.

3. To consider and vote upon an amendment of the Articles of Incorporation (the "Articles") which will create a new class of equity security ("Classified Common Stock") ranking junior to the Preferred Stock as to dividends and upon liquidation, issuable in series, the preferences, limitations and relative rights of which may be fixed by the Board of Directors.

4. To consider and vote upon an amendment of the Articles which will conform the voting rights of the 9 1/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred") to the New York Stock Exchange (the "NYSE") Listed Company Manual.

5. To consider and vote upon an amendment of the Articles which will conform the voting rights of the 8.60% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred") to the NYSE Listed Company Manual.

6. To transact such other business as may properly come before the meeting.

The holders of shares of Common Stock of record at the close of business on March 12, 1998 (the "Record Date") are entitled to vote at the Annual Meeting on all matters described in this Notice. The holders of shares of Series A Preferred and Series B Preferred at the close of business on the Record Date are entitled to vote at the Annual Meeting only on the matters described in paragraphs 4 and 5. The matters described in paragraph 2 will be voted on as a unit. If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.

                      By Order of the Board of Directors



                     /s/  Katheryn E. Surface


                      Katheryn E. Surface
                      Corporate Secretary


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      United Dominion Realty Trust, Inc.


                                Proxy Statement


                                April 16, 1998
General

     The enclosed proxy is solicited by the directors of the Company for the Annual Meeting to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 12, 1998. The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the Annual Meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein, FOR approval of the amendments of the Stock Option Plan, and FOR the amendments of the Articles as each is described herein. This proxy statement and the enclosed proxy were mailed beginning on or before April 16, 1998 to shareholders of record at the close of business on the Record Date. The Company has mailed each holder of Common Stock of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1997.

     At the close of business on the Record Date, there were 91,886,256 shares of Common Stock, 4,200,000 shares of Series A Preferred and 6,000,000 shares of Series B Preferred outstanding and entitled to vote. Each share of Common Stock has one vote on all matters including those to be acted upon at the Annual Meeting. Each share of Series A Preferred and each share of Series B Preferred has one vote on the amendments of the Articles affecting the voting rights of the holders of the Series A Preferred and the Series B Preferred. The holders of a majority of the shares of a class or series present at the Annual Meeting in person or represented by proxies will constitute a quorum of the holders of such class or series. If a quorum of the holders of the Common Stock is present, the affirmative vote of (i) a plurality of the shares of Common Stock voting at the Annual Meeting is required to elect directors, (ii) a majority of the shares of Common Stock voting at the Annual Meeting is required to approve amendment of the Stock Option Plan, provided the total number of shares voted is a majority of the shares outstanding and entitled to vote, and (iii) a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment of the Articles creating the Classified Common Stock. If quorums of each of the holders of the Common Stock, the holders of the Series A Preferred and the holders of the Series B Preferred are present, the affirmative vote of (i) two-thirds of the shares of Series A Preferred outstanding and entitled to vote, (ii) two-thirds of the shares of Series B Preferred outstanding and entitled to vote, and (iii) a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendments of the Articles affecting the voting rights of the Series A Preferred and the Series B Preferred. If one or more of such quorums is not present, these amendments will not be submitted to the vote of the shareholders.

     Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.

     The mailing address of the Company is 10 South Sixth Street, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.

     The Company will provide shareholders, without charge, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997, including financial statements and schedules thereto, on written request to the mailing address set forth above, Attention: Investor Services.


Ownership of Equity Securities

     "Beneficial ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Company who own beneficially 5% or more of the outstanding shares of Common Stock, Series A Preferred or Series B Preferred.

     Beneficial ownership of shares of Common Stock as of the Record Date by each director, each Named Executive and all directors and executive officers as a group of the Company and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his or her spouse and minor children, if any. No person named in the table or included in the director/officer group owns any shares of Series A Preferred or Series B Preferred.

                                                   Amount and Nature
                                              of Beneficial Ownership (1)
                                       -----------------------------------------
                                                             Shares for which
                                            Shares         Beneficial Ownership        Total
               Name of                   Beneficially         can be Acquired       Beneficial     Percent
          Beneficial Owner                 Owned (1)        within 60 Days (2)       Ownership     of Class
------------------------------------   ----------------   ----------------------   ------------   ---------
Jeff C. Bane .......................        105,739(3)             10,000             115,739          .1
R. Toms Dalton, Jr. ................         37,000                 8,000              45,000          .1
James Dolphin ......................        158,354               113,500(7)          271,854          .3
David L. Johnston(4) ...............         43,163                30,000(7)           73,163          .1
Jon A. Grove(5) ....................             --                    --                  --         --
Barry M. Kornblau ..................        267,335                73,221(7)          340,556          .4
John C. Lanford ....................         12,323                10,000              22,323         --
John P. McCann .....................        383,400(3)            348,124(7)          731,524          .8
H. Franklin Minor ..................         59,700                10,000              69,700          .1
Lynne B. Sagalyn ...................          1,000                 9,000              10,000         --
Mark J. Sandler ....................         55,280                 2,000              57,280          .1
Robert W. Scharar ..................         33,172                 2,000              35,172         --
John S. Schneider ..................        433,937                30,000(7)          463,937          .5
Robert F. Sherman(6) ...............        169,979                30,000(6)          199,979          .2
C. Harmon Williams, Jr. ............         99,994(3)             10,000             109,994          .1
All directors and Named Executives
   as a group (15 persons) .........      1,785,376               685,845(7)        2,471,221         2.7
All directors and executive officers
   as a group (20 persons) .........      1,998,232               839,406           2,837,638         3.1
All directors, executive officers
   and officers as a group
   (59 persons) ....................      2,334,792             1,203,353           3,538,145         3.9

----------
(1) Includes shares owned pursuant to the Officers' Stock Purchase and Loan
    Plan
(2) Assumes exercise in full of all options exercisable within 60 days.
(3) Includes, in the case of Messrs. McCann, Bane and Williams and all directors and officers as a group, 37,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.
(4) Effective January 31, 1998, Mr. Johnston was no longer employed by the Company.
(5) Under the terms of the Company's agreement (the "ASR Merger Agreement") for the acquisition of ASR Investments Corporation ("ASR"), Mr. Grove, the former Chairman of the Board, President and Chief Executive Officer of
    ASR, was appointed to the Board of Directors at the closing of the acquisition on March 27, 1998. Shares of Common Stock beneficially owned by Mr. Grove as reported in the table do not include 196,105 shares of Common Stock issuable to Mr. Grove pursuant to the ASR Merger Agreement in exchange for common stock of ASR ("ASR Common Stock") beneficially owned by him, or 187,223 shares of Common Stock issuable on exercise of ASR options to purchase ASR Common Stock exercisable within 60 days, which will be assumed by the Company as options to purchase Common Stock of the Company pursuant to the ASR Merger Agreement.
(6) Effective January 1, 1998, Mr. Sherman was no longer employed by the
    Company.
(7) Does not include 183,224 shares, 57,488 shares, 226,076 shares, 120,000 shares and 995,205 shares issuable upon exercise of options granted to Messrs. Dolphin, Kornblau, McCann and Schneider and all directors and executive officers as a group, respectively, which are not exercisable within 60 days.

Election of Directors

     At the Annual Meeting twelve directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees, except Mr. Grove, are now members of the Board of Directors and were elected at the 1997 Annual Meeting of Shareholders. Mr. Grove was appointed to the Board at the closing of the acquisition of ASR as required by the ASR Merger Agreement, which also requires that Mr. Grove be nominated for reelection at the Annual Meeting of Shareholders in 1999. John C. Lanford, a director of the Company since 1973, will retire from the Board at the Annual Meeting.

     The nominees, their ages, the year of election of each to the Board, their principal occupations during the past five years or more, and directorships of each in other companies, are as follows:

     Jeff C. Bane, 68, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board in 1972.

     R. Toms Dalton, Jr., 65, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia. He was first elected to the Board in 1973.

     James Dolphin, 48, is Executive Vice President and Chief Financial Officer of the Company. He was first elected to the Board in 1988.

     Jon A. Grove, 54, was the Chairman of the Board, President and Chief Executive Officer of ASR since its organization in 1987 until its acquisition by the Company. He is also a director of American Southwest Holdings, Inc., in Phoenix, Arizona.

     Barry M. Kornblau, 48, is Senior Vice President of the Company and was the Director of Apartments/East until April 18, 1997. He is also a director of Community Bankshares, of Richmond, Virginia. He was first elected to the Board in 1993.

     John P. McCann, 53, is Chairman of the Board, President, and Chief Executive Officer of the Company. He is a director of Crestar Bank, Capitol Region, Richmond, Virginia, LandAmerica Financial Group, Inc. (formerly Lawyers Title Insurance Corporation), Richmond, Virginia, and Storage USA, Inc., Memphis, Tennessee. He was first elected to the Board in 1978.

     H. Franklin Minor, 64, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board in 1974.

     Lynne B. Sagalyn, Ph.D., 50, has been professor and the coordinator of the Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a trustee of Capital Trust, a public real estate company that specializes in real estate lending, and a director of The Retail Initiative for a Competitive Inner City. She was first elected to the Board in 1996.

     Mark J. Sandler, 55, was a senior managing director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations from prior to 1987 until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler, a director of South West Property Trust Inc. ("South West") at the time it was acquired by the Company, was first elected to the Board of the

Company at the special meeting of shareholders of the Company held December 10, 1996 (the "1996 Special Meeting") at which the acquisition of South West was approved.

     Robert W. Scharar, 49, is President and a director of FCA Corp., a registered investment advisor which he founded in 1983. He is also president and a director of FCA Investment Company, a small business investment company, and serves as a trustee of First Commonwealth Mortgage Trust and of United Investors Realty Trust, both of which are REITs. Mr. Scharar is also past president of the American Association of Attorneys -- CPAs. Mr. Scharar, a director of South West at the time it was acquired by the Company, was first elected to the Board of the Company at the 1996 Special Meeting.

     John S. Schneider, 59, is the Chief Operations Officer and an Executive Vice President of the Company and the Vice Chairman of the Board. He was the former Chief Executive Officer and Chairman of the Board of South West or a predecessor from 1973 through 1996. Mr. Schneider graduated from the Harvard Business School in 1967 and was employed by the investment banking firm of Donaldson, Lufkin and Jenrette until 1973, when he cofounded a predecessor firm to South West. Mr. Schneider was first elected to the Board at the 1996 Special Meeting.

     C. Harmon Williams, Jr., 66, is a real estate broker in Charlottesville, Virginia. He was first elected to the Board in 1972 and served as Chairman of the Board from 1977 until 1996.


Committees of the Board

     The Board has established a Compensation Committee and an Audit Committee as its standing committees. The Compensation Committee sets directors' fees, the compensation of the President and approves the compensation of the Company's Executive and Senior Vice Presidents, who are in charge of the its business divisions and/or functions. It also administers the contributions and awards, if any, under employee benefit plans and management incentive programs, and other management compensation, if any. Additionally, the Compensation Committee approves the calculation of incentive/bonus compensation under the employment agreements described in "Employment Agreements" below. The members of the Compensation Committee during 1997 are identified below under "Compensation Committee Interlocks and Insider Participation." The Audit Committee reviews the financial reporting practices of the Company and the external audit function. Messrs. Bane, Minor and Scharar and Dr. Sagalyn were the members of the Audit Committee during 1997.

     During 1997, the Board held 12 meetings (including 3 special meetings), the Compensation Committee held 4 meetings and the Audit Committee held 5 meetings. Each director attended at least 75% of the meetings of the Board and of the committee to which he or she was assigned.

Compensation Committee Interlocks and Insider Participation

     During 1997, the Compensation Committee consisted of Messrs. Dalton, Lanford, Sandler and Williams. As described under "Compensation Committee Report on Executive Compensation," Mr. McCann recommends the base and incentive compensation of the Company's other executive officers.


Indebtedness of Management to the Company

     The directors and executive officers of the Company listed in the table below are indebted to the Company for Common Stock purchased pursuant to the Company's 1991 Stock Purchase and Loan Plan (the "Stock Purchase Plan"). The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1997 and the amount outstanding at March 31, 1998. As provided in the Stock Purchase Plan, such indebtedness bears interest at 7% per annum.



                                                   Maximum Indebtedness          Maximum
                                                     Since January 1,         Indebtedness
                      Name                                 1997             at March 31, 1998
-----------------------------------------------   ----------------------   ------------------
John P. McCann ................................         $1,696,301             $1,657,011
John S. Schneider .............................            157,304                155,519
James Dolphin .................................            858,981                841,045
Richard A. Giannotti ..........................            613,993                601,460
Katheryn E. Surface ...........................            343,220                338,199
Robert F. Sherman .............................            157,304                     --
David L. Johnston .............................                 --                     --
Curtis W. Carter ..............................            527,125                515,748
Robert L. Landis ..............................            187,876                185,767
Walter J. Lamperski ...........................            180,113                177,727
All directors and executive officers as a group
 (20 persons) .................................          5,392,332              5,123,026

Compensation of Directors

     For 1997, directors were paid retainer fees of $13,500 plus $1,000 for each regular meeting attended. During 1997, the directors as a group (other than Messrs. McCann, Dolphin, Kornblau and Schneider, who received no additional compensation for serving as directors) received fees of $183,313. Each independent director also receives an automatic annual grant of 2,000 stock options. Also, any independent director retiring from the Board after at least twenty years of service will receive $5,000 per year for the five years following retirement.

Compensation of Executive Officers

     The following table presents information relating to total compensation during the fiscal years ended December 31, 1997, 1996 and 1995, of the chief executive officer and the persons who were the four executive officers serving at the end of fiscal 1997 who were most highly compensated for that year or who served as executive officers during 1997 and would have been among the four most highly compensated executive officers serving at 1997 year end if they were then serving as executive officers (collectively, the "Named Executives"):



                          SUMMARY COMPENSATION TABLE



                                                                                 Long Term Compensation
                                                                             -------------------------------
                                                                                    Awards
                                                                            ----------------------  Payouts
                                                                   Other    Restricted Securities  ---------        All
          Name and                      Base                      Annual       Stock   Underlying     LTIP         Other
     Principal Position       Year     Salary        Bonus     Compensation   Awards     Options    Payouts   Compensation (1)
---------------------------- ------ ------------ ------------ -------------- -------- ------------ --------- -----------------
John P. McCann               1997    $ 363,000    $ 119,400        --          --        160,000      --           $  805
 President and Chief         1996      335,000       53,626        --          --         65,000      --            2,590
 Executive Officer           1995      320,000       83,904        --          --         60,000      --            2,887
John S. Schneider (2)        1997    $ 258,300    $ 107,100        --          --        150,000      --           $  805
 Executive Vice President    1996           --           --        --          --             --      --               --
 and Chief Operating         1995           --           --        --          --             --      --               --
 Officer
James Dolphin                1997    $ 223,300    $  68,000        --          --        120,000      --           $  805
 Executive Vice President    1996      186,000       35,000        --          --         32,500      --            2,590
 and Chief Financial         1995      176,000       46,147        --          --         30,000      --            2,887
 Officer
Barry M. Kornblau (3)        1997    $ 208,300    $  41,200        --          --             --      --           $  805
 Senior Vice President       1996      186,000       19,850        --          --         32,500      --            2,590
                             1995      176,000       46,147        --          --         30,000      --            2,887
Robert F. Sherman (2)        1997    $ 194,300    $  89,090        --          --         30,000      --           $  805
 Senior Vice President and   1996           --           --        --          --             --      --               --
 Director of Apartment       1995           --           --        --          --             --      --               --
 Operations/West
David L. Johnston (2)        1997    $ 194,300    $  54,100        --          --         30,000      --           $  805
 Senior Vice President       1996           --           --        --          --             --      --               --
 and Director of             1995           --           --        --          --             --      --               --
 Acquisitions/West


----------
(1) Represents contributions to the Profit Sharing Plan for each of the Named Executives. Messrs. McCann and Dolphin were, until June 30, 1997, trustees of, and are participants in, the Profit Sharing Plan.

(2) Messrs. Schneider, Johnston and Sherman became executive officers of the Company at the effective time of the acquisition of South West on December 31, 1996.

(3) Mr. Kornblau resigned his position as Director of Operations/East on April 18, 1997, and was not an executive officer at 1997 year end.

Employment Agreements

     In October, 1982, the Company entered into employment agreements with Messrs. McCann and Dolphin. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially similar terms except for base compensation terms, provide annual base salaries for the executives, subject to increase at the discretion of the Board of Directors. The annual base salaries for the employees for 1997 are disclosed above in the Summary Compensation Table. The agreements also provide for annual incentive/bonus compensation, as described in the "Compensation Committee Report on Executive Compensation" which was adopted by the Compensation Committee of the Board of Directors for 1997 compensation. Either the Company or the employee may terminate the agreement by 90 days' notice or in the event that the Company is sold, merged or otherwise liquidated. The agreements provide that the employee is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year.

     In December of 1996, the Company entered into an employment agreement with Mr. Schneider. The employment agreement expires annually on December 31 but renews automatically for successive one year periods unless sooner terminated, and provides annual base salary, subject to increase at the discretion of the Board of Directors. Mr. Schneider's base salary for 1997 is disclosed above in the Summary Compensation Table. The agreement also provides for the payment of an incentive/bonus based upon individual and corporate performance objectives and for participation in the Stock Purchase Plan and the Stock Option Plan. Either the Company or the employee may terminate the agreement if the Company is merged, sold or consolidated and the Company is not the survivor, the Company is otherwise liquidated or there is a change of control. The agreement may also be terminated (i) by the employee by the giving of 90 days prior notice, or (ii) by the Company prior to October 1 of each year, with the effective date being December 31 of such year. Mr. Schneider is entitled to severance compensation equal to (i) 13 weeks of his then current annual base salary if the termination is prior to January 1, 2000, which increases to 26 weeks on January 1, 2000, and 52 weeks on January 1, 2007, plus (ii) a pro rata portion of incentive/bonus compensation. The Company may terminate the agreement at any time for cause, in which event the employee is not entitled to any severance compensation.

Stock Options

     The following tables present information concerning stock options granted to and exercised by the chief executive officer and the other Named Executives of the Company during 1997. The Company does not grant stock appreciation rights.



                               Option/SAR Grants in Last Fiscal Year (Note 1)
                      -----------------------------------------------------------------
                                         Individual Grants
                         Number Of       Percent of Total                                  Potential Realizable Value
                         Securities        Options/SAR's                                        at Assumed Annual
                         Underlying         Granted to                                        Rates of Share Price
                       Options/SAR's       Employees in       Exercise or                 Appreciation for Option Term
                        Granted (#)         Fiscal Year       Base Price     Expiration   -----------------------------
        Name                (1)                 (2)            ($/Share)        Date          5% ($)         10% ($)
-------------------   ---------------   ------------------   ------------   -----------   -------------   -------------
John P. McCann            160,000               8.69%         $   14.250      12/9/07      $1,619,574      $4,225,106
John S. Schneider         120,000               6.52%             14.250      12/9/07       1,214,680       3,168,830
John S. Schneider          30,000               1.63%             15.375       1/2/07         327,644         854,750
James Dolphin             120,000               6.52%             14.250      12/9/07       1,214,680       3,168,830
Barry M. Kornblau              --                 --                  --           --              --              --
David L. Johnston          30,000               1.63%             15.375       1/2/07         327,644         854,750
Robert F. Sherman          30,000               1.63%             15.375       1/2/07         327,644         854,750

----------
(1) Stock options granted to employees on December 9, 1997, were granted at an exercise price of $14.25, which was the fair market value as of the date of the grant. One-third of the options vest as of December 31, 1998 and two-thirds vest as of December 31, 1999. The options may not be exercised until, at the earliest, January 1, 1999, and expire on December 9, 2007 (the tenth anniversary of the date of grant).

(2)  A total of 1,841,000 employee stock options were granted during 1997.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUE



                                                             Number of Securities            Value of Unexercised
                          Shares                        Underlying Unexercised Options       In-the-Money Options
                         Acquired          Value            At Fiscal Year End (1)          at Fiscal Year End (2)
        Name           On Exercise     Realized (2)        Exercisable/Unexercisable       Exercisable/Unexercisable
-------------------   -------------   --------------   --------------------------------   --------------------------
John P. McCann            14,244          $95,237              289,459/290,633                $463,392/$23,317
John S. Schneider             --               --                --/150,000                         --/--
James Dolphin             13,444           96,629              78,909/217,815                  167,081/30,219
Barry M. Kornblau          4,603           12,969               38,638/92,071                   64,182/--
David L. Johnston             --               --                 --/30,000                         --/--
Robert F. Sherman             --               --                 --/30,000                         --/--

----------
(1) Includes unvested options for 160,000 shares, 120,000 shares, 120,000 shares, granted to Messrs. McCann, Schneider and Dolphin, respectively.

(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the NYSE as of the exercise date(s) or December 31, 1997, as appropriate.

Compensation Committee Report on Executive Compensation

     The Board has delegated to the Compensation Committee responsibility for developing and applying programs for compensating certain of the Company's executive officers. During 1997, the Compensation Committee consisted of Messrs. Dalton, Lanford, Sandler and Williams. In addition, as described below, John P. McCann, President of the Company, participates by recommending the compensation of the other executive officers.

     The Compensation Committee attempts to design, develop and apply executive compensation programs that will (i) provide appropriate incentives for the executives while aligning their interests with those of the Company's shareholders, (ii) attract and retain management talent, and (iii) to focus key associates on business objectives and critical issues. The Company's executive compensation consists of base salary, annual incentives and long term incentives. Each of the elements and the process is described below.


Base Salary

     The President consults with the Compensation Committee as to the amount of his proposed base salary and that of the other executive officers. After consulting with the President, and considering the factors discussed below, the Compensation Committee sets the base salaries. Factors considered by the Compensation Committee in setting base salaries include salaries paid for similar positions within the real estate and REIT industry (with emphasis on the multi-family sector) as published in industry statistical surveys, any planned change of responsibility for the forthcoming year, and proposed base salary relative to that of the other executive officers, with no one factor being given more weight than any of the other factors. In setting the salaries for the executive officers that joined the Company after the South West Merger, the base salaries of the executive officers while with South West were also considered.


Annual Incentives

     In October 1996, the Company engaged CEL & Associates, Inc. (the "Consultant") to assist with creating an annual incentive compensation structure for key executives with varying responsibilities. The Consultant, working with the President, assisted in establishing performance measures and targets for each of the key executives and weighting among Company, departmental and personal performance objectives depending upon the particular executive's responsiblities. The targets were used to focus the executive's attention on key business issues and objectives. The structure was used for the first time in 1997.

     The most important factor, to a maximum of 50% of annual incentive compensation for each the top three Named Executives, was growth in funds from operations ("FFO"). The actual amount of this component of the annual incentive was a function of the rate of FFO per share growth, with none of the executives receiving this component of annual incentive compensation if FFO growth were below 4% per share. The remaining targets were focused on individual and departmental goals for each executive, such as strategic Company objectives and merger integration for the President, financing objectives for Mr. Dolphin, property performance growth objectives for Messrs. Schneider and Sherman, and acquisition and development goals for Mr. Johnston.


Long Term Incentives

     The Compensation Committee also awards options and approves loans under the stock purchase and loan plan. Participants in these plans are all key employees in addition to the executive officers. These plans are the principal long term compensation vehicles, and are designed to promote the alignment of key employeess and the interests of the shareholders. In selecting recipients and the size of their awards, the Compensation Committee considers their positions with the Company, their long term potential and prior awards. The Compensation Committee granted options in 1997 that vest one-third at the end of 1998 and two-thirds at the end of 1999. The

Committee believes that long-term incentive compensation should vest over a multi-year period to help bind key associates to the Company. Except in special situations such as new associates and for promotions, the Committee does not plan to grant additional options to executive officers in 1998.

                            Compensation Committee

        R. Toms Dalton, Jr.   John C. Lanford   C. Harmon Williams, Jr.
                                Mark J. Sandler


                                   President

                                John P. McCann



Proposed Amendments of Stock Option Plan

     The Board has adopted and recommends that the shareholders approve amendments of the Stock Option Plan, which will (i) limit the number of shares of Common Stock issuable on exercise of options outstanding at any time to 8% of the number of shares of Common Stock issued and outstanding at that time, subject to a maximum aggregate number of shares that may be issued pursuant to the Plan of 10,000,000, and (ii) authorize the Company to permit any optionee who is employed by the Company at the date of exercise of options to pay the option price in installments.

     If the amendments are approved by the shareholders, based on the number of shares of Common Stock outstanding at April 8, 1998 (100,689,450 shares), the maximum number of optionable shares will be 4,649,617 (8% of the number of shares outstanding, less the total number of shares currently issuable upon exercise of outstanding options). If the amendments are approved, any future issuance of Common Stock for any purpose, including but not limited to issuances upon exercise of options, will automatically increase the number of shares available for options. In determining the number of shares of Common Stock outstanding, no adjustment will be made for reacquisitions of issued shares by the Company.

     In 1996, the shareholders approved an increase in the number of shares of Common Stock covered by the Stock Option Plan from 2,400,000 to 4,200,000. Giving effect to that increase, the number of shares of Common Stock available for options under the Stock Option Plan, was 2,400,000. Since 1996, the net effect of option grants, exercises and terminations has been to reduce the number of shares available for future options to only 180,040. Moreover, the number of optionees has increased from approximately 86 in 1996 to approximately 129 currently, and it is likely to increase further as the Company adds multiple properties to its own portfolio through business combinations and portfolio acquisitions, and potential optionees to its work force. The Board continues to believe that the Stock Option Plan is an effective incentive and long term compensation vehicle for key employees which is critical in motivating and retaining key employees by aligning their interests with those of the shareholders. Increasing the number of shares available for options under the Stock Option Plan and providing for automatic increases in the future is expected to assure an adequate reservation for annual grant of options to key employees until the Stock Option Plan terminates in 2002, and to make additional shareholder solicitations unnecessary.

     If the amendments are approved, and if the Company permits installment payment, it will lend the optionee an amount not exceeding 90% of the option price. The loan will be evidenced by the optionee's promissory note payable in five equal annual installments or in equal quarterly installments over a period of five years, depending on the maximum loan value of the shares purchased. The promissory note will bear interest at a rate determined by the Compensation Committee, but not less than the minimum rate necessary to avoid imputed interest or original issue discount under the Internal Revenue Code (currently 5.7%), and will be secured by a pledge of the purchased shares. So long as there is no default under the loan, the optionee may receive dividends on and vote the pledged shares.

     The Board believes that permitting installment purchases of shares on exercise of options will facilitate option exercises and thus increase the attractiveness of options granted under the Stock Option Plan as items of incentive and long term compensation.

     The amendments will be voted on as a unit.


Summary of Stock Option Plan

     A summary of the material provisions of the Stock Option Plan as currently in effect and certain additional information relating to options granted under the Stock Option Plan are set forth below.


General

     The Stock Option Plan reserves a total of 4,200,000 shares of Common Stock (subject to adjustment pursuant to customary antidilution provisions) for issuance upon exercise of options granted under the Stock Option Plan. The Company has issued 614,421 shares upon exercise of options previously granted and options for 3,405,539 shares (net of terminations of options for 189,140 shares reallocated to the Stock Option Plan as provided therein) are outstanding, leaving 180,040 shares currently available for options. The market value of the shares subject to outstanding options and reserved for future options under the Stock Option Plan was $50,646,303 based on the closing sale price of the Common Stock on the NYSE on April 8, 1998. Unless sooner terminated by the Board, the Stock Option Plan will terminate on December 31, 2002.

     The Stock Option Plan is intended to assist the Company in recruiting and retaining directors and key employees with ability and initiative by enabling directors and employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The Compensation Committee designates employees, including employees who are directors, to whom options are to be granted. Non-employee directors are granted options upon first being elected to the Board and annually as described under "Options -- Non-employee Directors." Options granted under the Stock Option Plan may be incentive stock options ("ISOs") qualifying for favorable federal income tax treatment under Section 422A of the Internal Revenue Code of 1981, as amended, or nonqualified stock options ("NQOs"), as determined by the Compensation Committee. Only NQOs may be granted to directors who are not also employees. All options granted under the Stock Option Plan are evidenced by agreements ("Option Agreements") between the Company and the Stock Option Plan participants that specify the terms and conditions of the options consistent with the provisions of the Stock Option Plan.


Administration

     The Compensation Committee administers the Stock Option Plan. Members of the Compensation Committee, like other members of the Board who are not employees, will be granted options as described under "Options -- Non-employee Directors."


Options

     Options granted under the Stock Option Plan are not transferable except at death. Options may be exercised in accordance with the Stock Option Plan and such other terms and conditions not prescribed by the Stock Option Plan as the Compensation Committee may prescribe in Option Agreements. No option will be exercisable after 10 years from the date the option was granted.

     Employees. Any employee of the Company, including any executive officer of the Company and any employee who is a director, who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company, may be granted one or more options under the Stock Option Plan. The Compensation Committee determines the number of shares subject to each option granted by it.

     The price per share payable upon exercise of any option granted to an employee under the Stock Option Plan will be determined by the Compensation Committee but in the case of an ISO will not be less than the "Fair Market Value" of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon. If an ISO is granted to an employee who owns, directly or by attribution, more than ten percent of the total combined voting power of all classes of stock of the Company, the option price per share may not be less than 110% of the per share fair market value of the Common Stock on the date of grant.

     An employee may not be granted ISOs that first become exercisable in a calendar year for Common Stock with a fair market value (determined as of the date of grant) that exceeds $100,000.

     An employee exercising an option may pay the purchase price in cash or a cash equivalent acceptable to the Compensation Committee. If the Option Agreement so provides, payment of all or part of the option price also may be made by surrendering shares of Common Stock to the Company provided the shares surrendered have a fair market value that is not less than the option price or part thereof in payment of which such shares are surrendered.

     Non-Employee Directors. Each director who is not an employee of the Company will be granted options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price will in each case be the "Fair Market Value," as defined in the Stock Option Plan, of the Common Stock on the date of grant, and will be payable only in cash. Such options will be exercisable for a period of ten years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     In addition, on the date of his or her first being elected to the Board, a non-employee director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant. The option price of such options will be payable only in cash; such options will be exercisable for a period of five years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part. If a director is first elected to the Board as a result of an acquisition of assets, by merger or otherwise, options will not be granted upon first being elected but options to purchase 2,000 shares of Common Stock will be granted upon re-election to the Board.

     Options granted to a non-employee director will terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting. Options held by directors leaving the Board after at least ten years of service on the Board will terminate upon the earlier to occur of (i) the stated termination date of the option, or (ii) the second anniversary of termination of service on the Board


Amendment of the Stock Option Plan

     The Board may amend the Stock Option Plan in such respects as it deems advisable, but the shareholders must approve any amendment that would (i) increase the aggregate number of shares that may be issued under options, (ii) change the class of persons eligible to participate in the Stock Option Plan, or (iii) otherwise materially increase the benefits accruing to participants in the Stock Option Plan. In addition, without a participant's consent, no amendment may adversely affect the rights of such participant under any option outstanding at the time the amendment is made.


Federal Income Tax Consequences

     The following discussion summarizes the Company's understanding of the more significant federal income tax consequences associated with the Stock Option Plan.

     The Company has been advised by counsel that, for federal income tax purposes, no income will be recognized by a participant when an option is granted. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or an NQO.

     No income will be recognized by a participant upon the exercise of an ISO (although the difference between the fair market value of the Common Stock on the date of exercise and the option price is an adjustment to income for purposes of determining the participant's alternative minimum taxable income). A participant will recognize income if and when he disposes of the shares acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares were transferred to him (the "ISO holding period"), the gain realized on such disposition will be characterized as long-term capital gain. If the disposition occurs prior to expiration of the ISO holding period, the participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the date of exercise and the option price.

     The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO unless the participant disposes of Common Stock acquired thereunder prior to the expiration of the ISO holding period. In that event, the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

     Upon the exercise of an NQO, the participant will recognize, as ordinary income, the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of an NQO will be treated as long-term or short-term capital gain or loss, depending on the period during which the participant held such shares. The exercise of an NQO generally will entitle the Company to claim a federal income tax deduction equal to the amount of income recognized by the participant.

     A participant's tax basis in Common Stock acquired under an ISO or NQO will equal the sum of (i) the option price that is paid to acquire such stock and (ii) any amount that the participant is required to include in income upon the exercise of such right.

Options Granted Pursuant to the Stock Option Plan

     Options have been granted pursuant to the Stock Option Plan since its inception as follows:



                                                                                                 Number
                                                                                              of Shares (1)
                                                                                             --------------
John P. McCann, President and Chief Executive Officer and Chairman of the Board of
  Directors ..............................................................................        675,000
James Dolphin, Executive Vice President, Chief Financial Officer and Director ............        350,500
Barry M. Kornblau, Senior Vice President and Director ....................................        176,500
John S. Schneider, Executive Vice President, Chief Operating Officer and Vice Chairman of
the Board of Directors ...................................................................        150,000
David L. Johnston, Senior Vice President and Director of Acquisitions/West ...............         30,000
Robert F. Sherman, Senior Vice President and Director of Apartments/West .................         30,000
All Named Executives as a group ..........................................................      1,412,000
All non-employee directors as a group ....................................................         85,000
All employees as a group .................................................................      3,744,100

----------
(1) For additional information, see "Ownership of Equity Securities" and "Stock Options."


Proposed Amendments of Articles of Incorporation

     The Board has proposed and is recommending to the shareholders amendments of the Articles which will (i) create the Classified Common Stock and (ii) conform the voting rights of the Series A Preferred and the Series B Preferred to the NYSE Listed Company Manual. The texts of the proposed amendments are set forth in Appendix A.


Creation of Classified Common Stock

     If this amendment is approved by the shareholders, Classified Common Stock could be issued, without the vote of holders of Common Stock, for any corporate purpose and for whatever consideration the Board of Directors deems appropriate, in one or more series having varying voting rights, dividend rates, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions, all as determined by the Board of Directors. The fundamental characteristic of the Classified Common Stock is that it ranks junior to all series of Preferred Stock in respect of dividends and upon liquidation. A series of Classified Common Stock could, but need not, rank senior to the Common Stock in these respects. Such a series could be on a complete parity with the Common Stock in all respects and could be a nonvoting security, but it could also be given more than one vote per share, and a series having preferential dividend and distribution rights could limit Common Stock dividends and reduce the amount holders of Common Stock would otherwise receive on dissolution of the Company.

     The Board of Directors recommends the amendment because the Board believes it will provide equity financing and portfolio acquisition capabilities the Company does not now have. At present, the Board has approved no specific financing or acquisition plans involving the issuance of Classified Common Stock and does not propose to fix the characteristics of any series in anticipation of issuing shares of that series.


Amendment of Voting Rights of Series A and Series B Preferred

     Under the current designation of the Series A Preferred in the Articles, holders of the Series A Preferred (together with the holders of other series of Preferred Stock of the Company having like voting rights) have the right to elect two directors to the Company's Board of Directors if dividends on the Series A Preferred are in arrears for six consecutive quarterly periods. The NYSE approved the Series A Preferred for listing notwithstanding a provision in its Listed Company Manual to the effect that the right of preferred shareholders to elect directors under such circumstances should accrue regardless of whether defaulted dividends occurred in consecutive periods. Under the current designation of the Series B Preferred in the Articles, the holders of the Series B Preferred also currently have voting rights that are identical to those of holders of the Series A Preferred. When the Company applied to the NYSE for listing of the Series B Preferred, its application was granted based on its representation that it would submit to the shareholders an amendment of the Articles that would conform the Series B Preferred voting rights provisions to the Listed Company Manual.

     Although the Company made no representation to the NYSE as to the Series A Preferred, the Board of Directors believes that it is important that the language of the voting rights provisions of both series of Preferred Stock be substantially identical, as it is now. Therefore, the Board is recommending amendments of the designations of the Series A and Series B Preferred in the Articles that will provide in effect that holders of the Series A Preferred, holders of the Series B Preferred and holders of other series of Preferred Stock of the Company having like voting rights shall have the right to elect two directors to the Company's Board of Directors if dividends on the Series A Preferred, the Series B Preferred and such other series of Preferred Stock are in arrears for six quarterly periods, which need not be consecutive.

     The amendments of the designations of the Series A and Series B Preferred will be voted on separately. As stated above under "General," the affirmative votes of the holders of two-thirds of the Series A Preferred outstanding and entitled to vote, the holders of two-thirds of the Series B Preferred outstanding and entitled to vote and the holders of a majority of the Common Stock outstanding and entitled to vote are required for approval of the amendments.

     The amendments may be considered advantageous to the holders of the Series A and Series B Preferred because they will eliminate a condition, consecutiveness, now required in order for dividend defaults to give such holders a voice in management of the Company. Conversely, the amendments, by eliminating that condition, increase the possibility of loss by the holders of the Common Stock of exclusive representation on of the Board, although notwithstanding any such loss, the holders of the Common Stock will continue to control the Board. The Board recommends approval of the amendments because (i) the Company may issue additional series of Preferred Stock to finance its activities and that such series will be listed on the NYSE, (ii) it is likely that the NYSE will require as a condition of listing such series that the voting rights provisions applicable to such series be the same as those contained in the amendments, and (iii) it will be important for purposes of marketing such series that the voting rights of the holders of such series and other similar series (including the Series A Preferred and the Series B Preferred) be substantially identical.


Independent Public Accountants

     The Company from its inception has engaged the firm of Ernst & Young, LLP or a predecessor as its independent public accountants, and the Board selected Ernst & Young, LLP as auditors for 1998.

     Representatives of Ernst & Young, LLP will be present at the meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.

Performance Graph

     The following graph indicates appreciation of $100 invested on December 31, 1991, in Company Common Stock ("UDR") and S&P 500 and NAREIT Equity REIT Total Return Index securities (excluding health care), assuming full reinvestment of dividends.


                                    [GRAPH]





                                   1992        1993          1994         1995          1996          1997
 United Dominion Realty Trust      100     118.59        126.35        140.3        154.86        149.23
 NAREIT Equity                     100     119.65        123.45        142.3        192.48        231.47
 S&P 500                           100       110         111.43        153.14       188.35        251.19

     The NAREIT Equity REIT Total Return Index (excluding health care) is published by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities, excluding health care), including the Company, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 31, 1997, this Index included 176 equity REITs with a total market capitalization of $127.8 billion.


Matters to be Presented at the 1999 Annual Meeting of Shareholders

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1999 must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office in Richmond, Virginia, no later than December 11, 1998.

Other Matters

     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.


                                                                     Appendix A

     1. Delete the first paragraph of Article 3 of the current Articles of Incorporation and substitute the following therefor:
     The corporation shall have authority to issue 150,000,000 shares of common stock having a par value of $1.00 per share, 25,000,000 shares of preferred stock without par value and 25,000,000 shares of classified common stock without par value, which shall be junior to the preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock or the classified common stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.

2. Delete paragraph 3(a)(6)(A) of the current Articles of Incorporation and substitute the following therefor:
     (A) Whenever dividends on any shares of Series A Preferred shall be in arrears for six or more quarterly periods, which need not be consecutive, the holders of such shares of Series A Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series A Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

   3. Delete paragraph 3(b)(6)(A) of the current Articles of incorporation and substitute the following therefor:

      (A) Whenever dividends on any shares of Series B Preferred shall be in arrears for six or more quarterly periods, which need not be consecutive, the holders of such shares of Series B Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

Proxy Solicited by the                                   Shares of Common Stock
Board of Directors

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of all nominees for the Board of Directors who are listed, FOR the amendments of the 1985 Stock Option Plan, and FOR the amendments of the Articles of Incorporation, all as described in the Proxy Statement dated April 16, 1998, receipt of a copy of which is acknowledged by execution of this proxy.

1. ELECTION OF DIRECTORS

    FOR all nominees listed (excepted as written to the contrary)  [  ]

     Vote withheld for all nominees listed                         [  ]

        Nominees: Jeff C. Bane, R. Toms  Dalton, Jr., James Dolphin,
                  Jon A. Grove, Barry M. Kornblau, John C. Lanford,
                  John P. McCann, H. Franklin Minor, Lynne B. Sagalyn,
                  Mark J. Sandler, Robert W. Scharar, John S. Schneider and
                  C. Harmon Williams, Jr.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.     AMENDMENTS OF 1985 STOCK OPTION PLAN     FOR     AGAINST   ABSTAIN

                                               [   ]    [    ]    [    ]

3.     AMENDMENT OF ARTICLES OF INCORPORATION CREATING CLASSIFIED COMMON STOCK

           FOR            AGAINST        ABSTAIN
         [    ]           [    ]          [    ]

4. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES A PREFERRED

           FOR            AGAINST        ABSTAIN
         [    ]           [    ]         [     ]

5. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES B PREFERRED

           FOR            AGAINST        ABSTAIN
         [    ]           [    ]         [     ]


Dated: ___________________________________ , 1998
                (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Proxy Solicited by the                            Shares of 9 1/4% Series A
Board of Directors                                Cumulative Redeemable
                                                  Preferred Stock

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of 9 1/4% Series A Cumulative Redeemable Preferred Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the amendments of the Articles of Incorporation amending the voting rights of the Series A Preferred and the Series B Preferred, all as described in the Proxy Statement dated April 16, 1998, receipt of a copy of which is acknowledged by execution of this proxy.

1. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES A PREFERRED
           FOR           AGAINST         ABSTAIN
         [    ]          [    ]          [    ]

2. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES B PREFERRED
           FOR           AGAINST         ABSTAIN
         [    ]          [    ]          [    ]

Dated: ___________________________________ , 1998
                 (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Proxy Solicited by the                                Shares of 8.60% Series B
Board of Directors                                    Cumulative Redeemable
                                                      Preferred Stock

                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of 8.60% Series B Cumulative Redeemable Preferred Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the amendments of the Articles of Incorporation amending the voting rights of the Series A Preferred and the Series B Preferred, all as described in the Proxy Statement dated April 16, 1998, receipt of a copy of which is acknowledged by execution of this proxy.

1. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES A PREFERRED
           FOR           AGAINST         ABSTAIN
         [    ]          [    ]          [    ]

2. AMENDMENT OF ARTICLES OF INCORPORATION AMENDING VOTING RIGHTS OF SERIES B PREFERRED
           FOR           AGAINST         ABSTAIN
         [    ]          [    ]          [    ]


Dated: ___________________________________ , 1998
                 (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.